                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TelTone Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               TELTONE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 30, 1997



TO THE SHAREHOLDERS:

THE ANNUAL MEETING OF THE SHAREHOLDERS OF TELTONE CORPORATION WILL BE HELD AT THE CORPORATE HEADQUARTERS, 22121 - 20TH AVENUE SE, BOTHELL, WASHINGTON, ON OCTOBER 30, 1997, AT 2:00 P.M. LOCAL TIME FOR THE FOLLOWING PURPOSES:

     1.   To elect directors;

     2. To ratify the selection of Price Waterhouse LLP as auditors for the current fiscal year; and

     3. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 2, 1997, are entitled to notice of and to vote at this meeting.

                     BY THE ORDER OF THE BOARD OF DIRECTORS
                          /s/ Peter C. Spratt
                          ----------------------------------
                              Peter C. Spratt, Secretary



EACH SHAREHOLDER IS URGED TO SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Bothell, Washington
September 29, 1997

                               TELTONE CORPORATION
                             CORPORATE HEADQUARTERS
                             22121 - 20TH AVE. S.E.
                            BOTHELL, WASHINGTON 98021



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 30, 1997



This proxy statement, which was first mailed to shareholders with the enclosed form of proxy on September 29, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of Teltone Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at the Corporate Headquarters, 22121 20th Avenue SE, Bothell, Washington, on October 30, 1997 at 2:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by delivering a signed written statement to the Secretary of the Company at or prior to the Annual Meeting of Shareholders or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

Shareholders of record at the close of business on September 2, 1997, will be entitled to vote at the meeting. On September 2, 1997, there were 5,606,796 shares of common stock and 1,075,641 shares of preferred stock outstanding, each of which is entitled to one vote. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Candidates receiving a majority of the votes present either in person or by proxy, will be elected as Directors. Shares of Common or Preferred Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum and will have no effect on the election of Directors. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

1.   ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time of the election, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors of the Company to fill any vacancy.

As a result of a promotion, Mr. Robert L. Bailey informed the Board of Directors on August 12, 1997, that he would have to resign due to time constraints. The resignation was effective August 12, 1997. In a streamlining effort, the Board of Directors decided at the August 12, 1997, meeting to reduce the size of the Board and not to fill the vacancy at this time. Thus, the Board currently stands at six positions.

The following table lists the nominees for election as directors of the Company, information regarding their ownership of the Company's common stock, and information regarding the ownership of the Company's common stock by the officers and directors as a group.

                                         NOMINEES' BENEFICIAL OWNERSHIP
                                               OF TELTONE STOCK
                                           ------------------------

                                                                                        VOTING
                                   COMMON STOCK                                  PREFERRED STOCK(1)
                                -----------------                                ------------------
                                AMOUNT AND NATURE                                 AMOUNT AND NATURE
                                  OF BENEFICIAL                                     OF BENEFICIAL
                                    OWNERSHIP                PERCENT                   OWNERSHIP             PERCENT
                                      AS OF                    OF                        AS OF                 OF
NOMINEES                           09/02/97(2)                CLASS                   09/02/97(2)             CLASS
----------------------------------------------------------------------------------------------------------------------

Charles L. Anderson              952,024 (3)(4)(5)              17%                 125,704 (3)(4)               12%

Tracy Storer                      14,166 (5)                    .3%                       0                       0%

Richard W. Soshea                719,026 (6)                  12.8%                  27,272                     2.5%

Charles P. Waite                  37,244 (5)                    .7%                  14,401                     1.3%

Don Wilson                        40,399 (5)                    .7%                       0                       0%

Paul M. Wythes                   364,609 (5)(7)(8)             6.5%                 209,860 (9)(10)              9.5%

All Officers and Directors
   as a group (11 persons)     2,398,318 (11)                 42.8%                 377,237                       35%

----------------------------------------------------------------------------------------------------------------------

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent that each director's shares are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock.

(3) Includes 45,788 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing Trust, over which Mr. Anderson shares voting and investment power.

(4) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, controlled by Mr. Anderson and members of his family.

(5) Includes stock options of which 14,166 shares are exercisable within 60 days of the record date.

(6) Includes stock options of which 410,000 shares are exercisable within sixty days of the record date.

(7) 255,305 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(8) 75,983 of these shares are owned of record by TOW Partners, of which Mr. Wythes is the sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(9) 152,893 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(10) 45,495 of these shares are owned of record by TOW Partners, of which Mr. Wythes is sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(11) Includes stock options of which 676,580 shares are exercisable within sixty days of the record date.

                     OTHER INFORMATION CONCERNING DIRECTORS


Mr. Anderson, 67, has been a Director of the Company since 1968 and Chairman since 1981. He was Chief Executive Officer of the Company from June 1984 through December 1987 and from 1968 through 1981. He also was President of Teltone from 1970 through 1981, and Acting President from June 1984 to April 1985.

Dr. Soshea, 65, assumed the position of Director, President & Chief Executive Officer for the Company in August 1991. Prior to joining Teltone, Dr. Soshea was Vice President of the Semiconductor Group at M/A-COM, Inc., Lowell, Massachusetts since 1988. His background also includes general management positions with Hewlett Packard and with Harris Corp., where he founded Harris Microwave Semiconductor, Inc.

Mr. Waite, 67, has served on the Board of Directors of the Company since 1976. He has been a General Partner of Greylock Partnerships since 1966. He is also a director of Celeritek, Inc. of Santa Clara, California.

Mr. Wilson, 70, joined the Teltone Board of Directors in April 1990. Mr. Wilson worked for US West Communications for more than 35 years, the last 14 years of which he was Vice President, prior to his retirement in 1990. He is a past Chairman of the Board of Trustees for Goodwill Industries, serves on the National Advisory Board for the Salvation Army and is a Director of US Bank of Washington.

Mr. Wythes, 64, has been a Director since 1976. In 1964 he was a Founding Partner of Sutter Hill Ventures, a venture capital limited partnership, headquartered in Palo Alto, California, where he continues to serve as a General Partner. He also serves as a Director of Interventional Technologies, Inc., San Diego, California, Sutter Hill Investments Mauritius Inc. and T. Rowe Price Associates, of Baltimore, Maryland.

Mr. Storer, 63, became a director of the Company in February 1996. He is President of The Stanbridge Group, a corporation he founded in 1989 to focus on strategic business development and consulting for clients in the telecommunications industry.

                      COMMITTEES OF THE BOARD OF DIRECTORS


The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee. The members of each Committee and the functions performed thereby are outlined below:

     Audit Committee - Messrs. Anderson, Wythes, and Wilson. This Committee reviews the planned scope of independent auditor's services, reviews financial statements and the auditor's opinion letter, recommends the independent auditor for the following fiscal year, reviews the auditor's recommendations relating to accounting, internal control, and other matters, and reviews internal accounting procedures with corporate financial staff.

     Compensation Committee - Messrs. Storer and Waite. This Committee reviews current remuneration of the directors and officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustments of those amounts. The Committee also makes recommendations to the Board regarding the granting of stock options to officers and employees.

The Compensation Committee met three times and the Audit Committee met once. The entire Board of Directors met six times during the last fiscal year. All Directors attended more than 75% of the aggregate number of Board meetings and meetings of Committees on which they served.

                          COMPENSATION OF BOARD MEMBERS


Members of the Company's Board of Directors, other than employee-directors, are entitled to receive $1,200 per quarter, plus $500 for each Board meeting attended, and $250 for each committee meeting held on a day when a Board of
Directors meeting was not also held.    The Chairman receives an additional
$1,750 per quarter. Mr. Anderson received $20,084 in compensation during the fiscal year ending June 30, 1997. Employee-directors receive no compensation for their efforts as a director.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of September 2, 1997, with respect to all shareholders who are known to the Company to be beneficial owners of more than 5% of either outstanding voting preferred or common stock.

                                                                                        VOTING
                                   COMMON STOCK                                  PREFERRED STOCK(1)
                                -----------------                                ------------------
                                AMOUNT AND NATURE                                 AMOUNT AND NATURE
                                  OF BENEFICIAL                                     OF BENEFICIAL
                                    OWNERSHIP                PERCENT                   OWNERSHIP             PERCENT
                                      AS OF                    OF                        AS OF                 OF
SHAREHOLDER                        09/02/97(2)                CLASS                   09/02/97(2)             CLASS
----------------------------------------------------------------------------------------------------------------------

Charles L. Anderson              952,024 (3)(4)(5)              17%                 125,704 (3)(4)               12%
660 N. Smith Road
Stanwood, WA 98292

Steve Sarich Jr.                 571,673                      10.2%                  98,407                     9.1%
505 Madison Street
Suite 230
Seattle, WA 98104

Richard W. Soshea                719,026 (6)                  12.8%                  27,272                     2.5%
15130 - 141st Avenue SE
Snohomish, WA 98290

Sutter Hill Ventures             255,305                       4.6%                 152,893                    14.2%
755 Page Mill Rd.
Suite A-200
Palo Alto, CA 94304


----------------------------------------------------------------------------------------------------------------------

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent the shares owned by an individual listed above are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock, as the case may be.

(3) Includes 45,788 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing Trust, over which Mr. Anderson shares voting and investment power.

(4) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, which is controlled by Mr. Anderson and members of his family.

(5) Includes stock options of which 14,166 shares are exercisable within 60 days of the record date.

(6) Includes stock options of which 410,000 shares are exercisable within sixty days of the record date.


                         EXECUTIVE OFFICER COMPENSATION

                                CASH COMPENSATION
                                -----------------

Cash compensation paid by the Company to its executive officers who earned in excess of $100,000:

                             CASH COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                             LONG-TERM
                             ANNUAL COMPENSATION        COMPENSATION AWARDS
                        ---------------------------    ---------------------
NAME AND PRINCIPAL                                     SECURITIES UNDERLYING
POSITION                YEAR      SALARY      BONUS       OPTIONS GRANTED
--------------------------------------------------------------------------------
Richard W. Soshea       1997      $167,306                    40,000
President & CEO


                        1996      $155,768    $11,269


                        1995      $149,135


Mark Blazek             1997      $87,600     $14,987          8,000
VP Sales & Marketing



--------------------------------------------------------------------------------

                         COMPENSATION PURSUANT TO PLANS
                         ------------------------------

Described below are the compensation plans that have been established by the Company that provide for the payment of cash or noncash compensation to the individuals and group covered by the Cash Compensation table. The amounts paid to the listed individuals and group are also disclosed.

     A.   SALARY DEFERRAL

     All employees are eligible to participate on the first day of the month after their date of hire. An employee is able to defer up to 15% of his or her pre-tax annual salary up to a maximum of $9,500 under the salary deferral provisions of the Plan. At the discretion of the Board of Directors, the first $300 of the employee's deferral shall be matched by the Company dollar for dollar. The Company shall match $.50 for each $1.00 an employee defers between $300 and 6% of the employee's compensation. Any deferral in excess of 6% of the employee's compensation shall not be matched. The employee's deferrals and the Company's contributions are invested, at the employee's direction, in one or more investment funds.

     Employees are 100% vested in their salary deferrals, the Company's contributions, and all earnings thereon. At any time after an employee has reached age 59 1/2, an employee may withdraw all or a portion of the funds. In addition, the employee may borrow from the Plan and may receive a distribution of benefits in the event of financial hardship. Upon termination of employment, death or disability, the employee or beneficiary will receive a lump sum payment of benefits. Executive officer compensation, as related in the Cash Compensation table includes any salary deferral under the Plan.

     During the period ending June 30, 1997, the Company's contributions to the executive officers named in the Cash Compensation table and all employees as a group were:

               Richard W. Soshea                 $4,650

               Mark Blazek                       $2,317

               All Employees as a Group
               Excluding Executive Officers     $51,200
               (55)

     B.   STOCK OPTION PLANS

     The Company has two active stock option plans: the Nonemployee Directors' Stock Option Plan and the 1992 Stock Option Plan for key employees. The Nonemployee Directors' Stock Option Plan provides for the grant of options to purchase up to 320,000 common shares to outside directors of the Company. Options are granted at the fair market value of the stock on the date of grant and vest over a four year period. The maximum term of an option may not exceed six years.

     Under the terms of the 1992 Stock Option Plan, all present and future key employees who, at the time the options are granted, are regular full-time employees of the Company, are eligible to participate. The number of shares that may be granted under the 1992 Option Plan is 800,000, of which 99,250 shares remain available for grant as of September 2, 1997. The option price and award are determined by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1992 Option Plan, the Board of Directors determines the terms and provisions of the option agreements and the number of shares of common stock subject to each option.

     During fiscal year 1997 the following options to purchase common stock were granted at fair market value to named executive officers:

                                                              % OF TOTAL
                                     NUMBER OF             OPTIONS GRANTED
                               SECURITIES UNDERLYING       TO EMPLOYEES IN      EXERCISE PRICE      EXPIRATION
     NAME OF INDIVIDUAL           OPTIONS GRANTED            FISCAL YEAR          PER SHARE             DATE
     ------------------        ---------------------       ---------------      --------------      ----------
     Richard W. Soshea                40,000                     14%                 $.50             10/02

     Mark Blazek                       8,000                      3%                 $.50             10/02


     During the period beginning July 1, 1996, and ending June 30, 1997, 31,000 options were exercised. There were no options exercised by named executive officers during this period.


     C.   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any late filings during fiscal years 1997 and 1996. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company and on written representations that no other reports were required, all of the reports were timely filed.

2.   RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors will request that the shareholders ratify its selection of Price Waterhouse LLP, Certified Public Accountants, as independent public auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of Price Waterhouse LLP, another firm of certified public accountants will be selected by the Board of Directors.

Representatives of Price Waterhouse LP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

3.   OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting.
However, the Board of Directors intends that proxies, in the form enclosed, will be voted in respect of any other business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.



                            SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. All of the costs of solicitation of proxies will be paid by the Company.

                           PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, October 29, 1998 must be received by the Company no later than May 15, 1998 to be included in the Company's proxy statement and form of proxy relating to that meeting.

     Dated: Bothell, Washington
            September 29, 1997

A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR 1997, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON REQUEST. PLEASE WRITE TO:

                               JEFFREY B. DECILLIA
                               TELTONE CORPORATION
                             22121 - 20TH AVENUE SE
                         BOTHELL, WASHINGTON 98021-4408

-------------------------------------------------------------------------------

PROXY


                FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                             TELTONE CORPORATION

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Charles L. Anderson and Richard W. Soshea, and each of them, with full power of substitution, as Proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Corporation to be held at Teltone Headquarters, 22121 - 20th Ave SE, Bothell, WA 98021 on October 30, 1997 at 2:00 p.m. and at adjournments thereof.

   THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 & 2 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                  (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE).


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

-------------------------------------------------------------------------------
                                                           Please mark
                                                           your votes as  / X /
                                                           indicated in
                                                           this example


Proposal 1: To elect directors:

C.L. Anderson, R.W. Soshea, C.P. Waite,
D.C. Wilson, P.M. Wythes, T.S. Storer


FOR all nominees listed      WITHHOLD AUTHORITY       To withhold authority to
(except as marked to         to vote for all          vote for an nominee(s),
the contrary).               nominees listed          write name(s) below:

/   /                        /   /                    _________________________


Proposal 2: TO RATIFY THE APPOINTMENT OF
Price Waterhouse LLP as auditors for the current fiscal year.

    FOR        AGAINST       ABSTAIN

   /  /         /  /           /  /

                                          Important - Please sign and return
                                          promptly. When shares are held by
                                          joint tenants, both should sign.
                               __ __ __   When signing as attorney, executor,
                                       |  administrator, trustee or guardian
                                       |  should give full title as such. If
                                       |  a corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          an authorized person.


                                          SIGNATURE(S)_________________________

                                          DATE_______________


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